As filed with the Securities and Exchange Commission on February 27, 2020

Registration No. ___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IBIO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	26-2797813
(State of Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737
(Address of Principal Executive Offices, including Zip Code)

Robert B. Kay
Chief Executive Officer
600 Madison Avenue, Suite 1601 New York, NY 10022-1737
(302) 355-0650
(Name, Address and Telephone Number of Agent for Service)

with copies to:

Andrew Abramowitz, Esq.
Andrew Abramowitz, PLLC
565 Fifth Avenue
9th Floor
New York, New York 10017
(212) 972-8883 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title and Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered (1)	Per Unit (2)	Offering Price (3)	Fee (4)

Common Stock (5)
Preferred Stock (6)
Debt Securities (7)
Warrants (8)
Units (9)
Total	$100,000,000	N/A	$100,000,000	$12,980

(1)	The amount to be registered consists of up to $100,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock or common stock or debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

(2)	The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	Estimated solely for purposes of computing the registration fee. No separate consideration will be received for (i) common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) preferred stock, common stock, debt securities or units that may be issued upon exercise of warrants registered hereby, as the case may be.

(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(5)

Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(6)	Including such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(7)	Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.

(8)	Including such indeterminate number of warrants or other rights, including without limitation share purchase or subscription rights, as may be issued from time to time at indeterminate prices.

(9)	Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may be or may not be separable from one another.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 27, 2020

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time issue, in one or more series or classes, up to $100,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants and/or units. We may offer these securities separately or together in units. We will specify in the accompanying prospectus supplement the terms of the securities being offered. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions, or discount arrangements, in the accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

Our common stock is traded on the exchange market of NYSE American LLC (the “NYSE American”) under the symbol “IBIO.” On February 26, 2020, the last reported sales price of our common stock on the NYSE American was $0.33 per share.

Investing in our securities involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” contained in this prospectus and any applicable prospectus supplement and under similar sections in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities, warrants to purchase any of such securities, and units comprised of any such securities with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exchange, settlement or sinking fund terms, if any;

•	conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important federal income tax considerations.

A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and an accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and an accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and an accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and an accompanying prospectus supplement speaks only as of the date set forth on the applicable cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters, dealers or agents, we will include in any applicable prospectus supplement:

•	the names of those underwriters, dealers or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus and any information in documents that we have incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

For investors outside of the United States: we have not and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Common Stock

As discussed below under the heading “The Securities We May Offer,” we may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have cumulative voting rights. Holders of common stock have no preemptive, redemption or conversion rights and are not subject to future calls or assessments. No sinking fund provisions apply to our common stock. All outstanding shares are fully-paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in assets available for distribution, subject to any prior distribution rights of any preferred stock then outstanding. Holders of common stock are entitled to receive proportionately any such dividends declared by our board of directors, or our Board, out of legally available funds for dividends, subject to any preferences that may be applicable to any shares of preferred stock that may be outstanding at that time. The rights, preferences and privileges of holders of common stock are set forth in our certificate of incorporation, as amended.

Preferred Stock

As discussed below under the heading “The Securities We May Offer,” we may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our Board has the authority, without further action by stockholders, to designate up to 1,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualification, limitations and restrictions thereon, any or all of which may be greater than the rights of our common stock.

If we issue preferred stock, we will fix the designations, powers, preferences and the relative, participating, optional or other special rights, and any qualification, limitations and restrictions of the shares of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designations relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of such series of preferred stock before the issuance thereof. We urge you to read any prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.

Debt Securities

As discussed below under the heading “The Securities We May Offer,” we may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Unless we give you different information in the applicable prospectus supplement, (i) the debt securities will be unsecured, (ii) the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness, and (iii) the subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we issue debt securities, they may be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. We urge you to read any prospectus supplement related to the series of debt securities being offered, as well as the complete indenture, if applicable, that contains the terms of the debt securities. If we issue debt securities, indentures and forms of debt securities containing the terms of such debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from other filings we would make with the SEC.

Warrants

As discussed below under the heading “The Securities We May Offer,” we may issue warrants for the purchase of common stock, preferred stock, debt securities and/or units (as described below) in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read any prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to such warrants will be incorporated by reference into the registration statement of which this prospectus is a part from other filings we would make with the SEC.

Units

As discussed below under the heading “The Securities We May Offer,” we may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish.

If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference into the registration statement of which this prospectus is a part from other filings we would make with the SEC.

SUMMARY

This summary highlights certain information about us, this offering and selected information contained in the prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock and/or warrants. For a more complete understanding of our company and this offering, we encourage you to read and consider the more detailed information in the prospectus, including “Risk Factors” and the financial statements and related notes. Unless we specify otherwise, all references in this prospectus to “iBio,” “we,” “our,” “us” and “our company” refer to iBio Inc.

Business Overview

iBio’s principal current business is to operate a full-service plant-based expression biologics contract development and manufacturing organization (“CDMO”) through its subsidiary, iBio CDMO LLC. iBio’s FastPharmingTM expression system, iBio’s proprietary approach to plant-made pharmaceutical (“PMP”) production, can produce a range of recombinant products including monoclonal antibodies, antigens for subunit vaccine design, lysosomal enzymes, virus-like particles (“VLP”), blood factors and cytokines, scaffolds, maturogens and materials for 3D bio-printing and bio-fabrication, biopharmaceutical intermediates and others, as well as create and produce proprietary derivatives of pre-existing products with improved properties. iBio utilizes its proprietary technologies and production facilities to provide product development and manufacturing services to clients, collaborators and third-party customers as well as developing its own product candidates.

iBio’s FastPharming™ platform includes transient transfection of plants and the use of transgenic plants for biologics development and manufacturing, as well as glycan engineering tools, and offers many benefits over the limitations of other expression systems, including:

•	Fast FastPharmingTM may shorten timelines to the clinic and move a program from gene sequence to protein production in weeks versus months

•	Economical No expensive, labor-intensive, and costly mammalian cell line development

•	Quality Production of consistent therapeutics to standards that are well accepted by global regulatory bodies

•	Scalable Fewer time-consuming scale-up challenges

•	Safe Inherently enhanced product safety profile
	o	No animal products or animal-derived components are used at any point in FastPharmingTM
	o	No inherent adventitious agents and no competency for agent replication

•	Customized N-glycosylation FastPharmingTM allows for N-glycosylation customization of products. Glycan engineering in plants affords greater control and may deliver increased product potency and quality

iBio CDMO services consist of the following core offerings:

Process Development	FastPharmingTM optimizes gene-expression, glycosylation, and purification parameters to deliver a robust process for an active pharmaceutical ingredient (API). iBio's process development team is integrated with its manufacturing team to optimize processes and technology transfer.

cGMP Manufacturing	The FastPharmingTM system works at large-scale to reliably deliver biologics in clinical trial or commercial quantities. iBio's cGMP manufacturing facility was designed to provide highly flexible production schemes.

Aseptic Fill / Finish	iBio offers sterile aseptic fill/finish as part of its core process development and cGMP manufacturing services, as well as a stand-alone service for biopharmaceutical/CDMO bulk API manufacturers. In-line labelling allows serialization of vials and bottles for greater quality assurance of monoclonal antibodies, viral vectors, and other biologics.

Bio-Analytics	iBio's analytical team provides method development and validation as part of its core process development and cGMP manufacturing services, while also performing these services on an ad hoc basis. An experienced analytical staff provides method development and validation support with expertise in protein characterization using mass spectrometry.

Factory Solutions	iBio facilitates insourcing by designing and consulting on the building of a client’s own environmentally sustainable FastPharmingTM facility. iBio offers extensive training and complete transfer of process design and quality management systems under appropriate licensing agreements, allowing clients to quickly move into production upon the completion of their facility.

iBio was established as a public company in August 2008 as the result of a spinoff from Integrated BioPharma, Inc. and operates in one business segment under the direction of its Executive Chairman. iBio’s wholly-owned and majority-owned subsidiaries (the “Company”) are as follows:

iBio CDMO LLC (“iBio CDMO”) (originally named iBio CMO LLC) – iBio CDMO is a Delaware limited liability company formed on December 16, 2015 as iBio CMO, LLC to develop and manufacture plant-made pharmaceuticals and provide related services to clients. Effective July 1, 2017, iBio CMO changed its name to iBio CDMO. As of December 31, 2015, the Company owned 100% of iBio CDMO. On January 13, 2016, the Company entered into a contract manufacturing joint venture with an affiliate of Eastern Capital Limited (“Eastern”), a stockholder of the Company (the “Eastern Affiliate”). The Eastern Affiliate contributed $15 million in cash for a 30% interest in iBio CDMO. The Company retained a 70% interest in iBio CDMO and contributed a royalty-bearing license which grants iBio CDMO a non-exclusive license to use the Company’s proprietary technologies for research purposes and an exclusive U.S. license for manufacturing purposes. The Company retained the exclusive right to grant product licenses to those who wish to sell or distribute products made using the Company’s technologies.

On February 23, 2017, the Company entered into an exchange agreement with the Eastern Affiliate, pursuant to which the Company acquired substantially all of the interest in iBio CDMO held by the Eastern Affiliate in exchange for one share of the Company’s iBio CMO Preferred Tracking Stock, par value $0.001 per share (the “Preferred Tracking Stock”). After giving effect to the transaction, the Company owns 99.99% of iBio CDMO. See Note 10 for a further discussion.

iBio CDMO’s operations take place in Bryan, Texas in a facility controlled by another affiliate of Eastern (the “Second Eastern Affiliate”) as sublandlord. The facility is a 139,000-square foot Class A life sciences building located on land owned by the Texas A&M system, designed and equipped for plant-made manufacture of biopharmaceuticals. The Second Eastern Affiliate granted iBio CDMO a 34-year lease (the "Sublease") for the facility as well as certain equipment (see Note 9). iBio CDMO commenced commercial operations in January 2016. iBio CDMO expects to operate on the basis of three parallel lines of business: (1) Development and manufacturing of third-party products; (2) Development and production of iBio’s proprietary product(s) for treatment of fibrotic diseases and/or other proprietary iBio products; and (3) Commercial technology transfer services including facility design, as needed.

iBIO DO BRASIL BIOFARMACÊUTICA LTDA (“iBio Brazil”) – iBio Brazil is a subsidiary organized in Brazil in which the Company has a 99% interest. iBio Brazil was formed to manage and expand the Company’s business activities in Brazil. The activities of iBio Brazil are intended to include coordination and expansion of the Company’s existing relationship with Fundacao Oswaldo Cruz/Fiocruz (“Fiocruz”) beyond the Yellow Fever Vaccine program (see Note 7) and development of additional products with private sector participants for the Brazilian market. iBio Brazil commenced operations during the first quarter of the fiscal year ended June 30, 2015.

iBio Manufacturing LLC (“iBio Manufacturing”) – iBio Manufacturing, a wholly-owned subsidiary, is a Delaware limited liability company formed in November 2015. iBio Manufacturing has not commenced any activities to date.

Corporate Information

We are a Delaware corporation. Our principal executive/administrative offices are located at 600 Madison Avenue, Suite 1601, New York, NY 10022, and our telephone number is (302) 355-0650. Our website address is http://www.ibioinc.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus. Our common stock is traded on NYSE American under the symbol “IBIO.”

RISK FACTORS

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, which is incorporated by reference in this prospectus, as supplemented by our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2019 and December 31, 2019 and as updated by annual, quarterly and other reports and documents we file with the Securities and Exchange Commission, or the SEC, after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Each of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements that involve risks and uncertainties. These forward-looking statements are not historical facts but rather are plans and predictions based on current expectations, estimates and projections about our industry, our beliefs and assumptions. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business Overview,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.

We use words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate” and variations of these words and similar expressions to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in the section above entitled “Risk Factors.” You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

We cannot guarantee that we will receive any proceeds in connection with this offering because we may be unable or choose not to issue and sell any securities covered by this prospectus.

Unless otherwise provided in a supplement or amendment to this prospectus, we intend to use any net proceeds from this offering, together with other available funds, for operating costs, including working capital needs and for other general corporate purposes.

We have not specifically identified the precise amounts we will spend on each of these areas or the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering and our operating expenses. In addition, expenditures may also depend on the establishment of new collaborative arrangements with other companies, the availability of other financing, and other factors.

We will be required to raise substantial additional capital to continue to fund our continued activities. We may raise additional capital through additional public or private financings, as well as collaborative relationships, incurring debt and other available sources. Please see the discussion of the risks associated with our liquidity under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, which is incorporated by reference in this prospectus

PLAN OF DISTRIBUTION

The securities being offered may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

•	through underwriters for resale to the public or investors;

•	transactions on NYSE American or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in private transactions and transactions otherwise than on these exchanges or systems;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	in connection with short sales of the shares;

•	by pledge to secure debt and other obligations;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

•	through a combination of any of the above transactions; or

•	any other method permitted by law.

We may sell our securities directly to one or more purchasers, or to or through underwriters, dealers or agents or through a combination of those methods. The related prospectus supplement will set forth the terms of each offering, including:

•	the name or names of any agents, dealers, underwriters or investors who purchase the securities;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the amount of any compensation, discounts commissions or fees to be received by the underwriters, dealer or agents;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which such securities may be listed;

•	the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

•	the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of the securities.

In addition, any securities covered by this prospectus that qualify for sale pursuant to Regulation S may be sold pursuant to Regulation S rather than pursuant to this prospectus.

In connection with the sale of our securities, underwriters may receive compensation from us or from purchasers of our securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters. Discounts or commissions they receive and any profit on their resale of our securities may be considered underwriting discounts and commissions under the Securities Act.

We may agree to indemnify underwriters, dealers and agents who participate in the distribution of our securities against various liabilities, including liabilities under the Securities Act. We may also agree to contribute to payments that the underwriters, dealers or agents may be required to make in respect of these liabilities. We may authorize dealers or other persons who act as our agents to solicit offers by various institutions to purchase our securities from us under contracts that provide for payment and delivery on a future date. We may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into these agreements concerning any series of our securities, we will indicate that in the prospectus supplement or amendment.

In connection with an offering of our securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in our securities for their own account. In addition, underwriters may bid for, and purchase, our securities in the open market to cover short positions or to stabilize the price of our securities. Finally, underwriters may reclaim selling concessions allowed for distributing our securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time. Agents and underwriters may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

DESCRIPTION OF SECURITIES we may offer

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

Description of Capital Stock

We are authorized to issue 275,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. Provisions of our certificate of incorporation, as amended, our first amended and restated bylaws and provisions of applicable Delaware law may discourage, delay or prevent a merger or other change in control that a stockholder may consider favorable. Pursuant to our certificate of incorporation, as amended, our Board of Directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protect the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

•	Diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,

•	Putting a substantial voting block in institutional or other hands that might undertake to support the incumbent Board of Directors, or

•	Effecting an acquisition that might complicate or preclude the takeover.

Our certificate of incorporation, as amended, also allows our Board of Directors to fix the number of directors in our bylaws. Cumulative voting in the election of directors is specifically denied in our certificate of incorporation, as amended. The effect of these provisions may be to delay or prevent a tender offer or takeover attempt that a stockholder may determine to be in his, her or its best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

Common Stock

Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting for the election of directors. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor subject to the rights of preferred stockholders. We do not intend to pay any cash dividends to the holders of common stock and anticipate reinvesting our earnings. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the preferences of preferred stockholders. Shares of common stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to common stock.

Preferred Stock

Our Board is authorized to issue up to 1,000,000 shares of preferred stock in one or more series without stockholder approval. Our Board may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our Board to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. Examples of rights and preferences that the Board may fix are:

•	dividend rights,

•	dividend rates,

•	conversion rights;

•	voting rights,

•	terms of redemption, and

•	liquidation preferences.

The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future.

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Description of Debt Securities

We may offer debt securities which may be senior, subordinated or junior subordinated and may be convertible. We may offer general debt obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities”. We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee. We will file the form of debt security and form of note purchase agreement for debt securities or form of indenture for debt securities with the SEC. The indentures do not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our board of directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities.

If we decide to issue debt securities pursuant to an indenture to be entered into between us and a trustee, we will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. If we offer debt securities under this prospectus, we will file the form of indenture with the SEC.

The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Debt Securities

The aggregate principal amount of debt securities that may be issued either pursuant to a note purchase agreement or under an indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time pursuant to a supplemental indenture entered into between us and the trustee or an order delivered by us to the trustee. For each series of debt securities we offer, a prospectus supplement accompanying this prospectus will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:

●	title and aggregate principal amount;
●	whether the debt securities will be senior, subordinated or junior subordinated;
●	applicable subordination provisions, if any;
●	provisions regarding whether the debt securities will be convertible or exchangeable into other securities or property of the Company or any other person;
●	percentage or percentages of principal amount at which the debt securities will be issued;
●	maturity date(s);
●	interest rate(s) or the method for determining the interest rate(s);
●	whether interest on the debt securities will be payable in cash or additional debt securities of the same series;
●	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;
●	whether the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;
●	redemption, repurchase or early repayment provisions, including our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
●	if other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;
●	authorized denominations;
●	form;
●	amount of discount or premium, if any, with which the debt securities will be issued, including whether the debt securities will be issued as “original issue discount” securities;
●	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;
●	where the debt securities may be presented for registration of transfer, exchange or conversion;
●	the place or places where notices and demands to or upon the Company in respect of the debt securities may be made;
●	whether the debt securities will be issued in whole or in part in the form of one or more global securities;
●	if the debt securities will be issued in whole or in part in the form of a book-entry security, the depository or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;
●	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
●	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;
●	the guarantors, if any, of the debt securities, and the extent of the guarantees and any additions or changes to permit or facilitate guarantees of such debt securities;
●	any covenants applicable to the particular debt securities being issued;
●	any defaults and events of default applicable to the debt securities, including the remedies available in connection therewith;
●	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
●	time period within which, the manner in which and the terms and conditions upon which the Company or the purchaser of the debt securities can select the payment currency;
●	securities exchange(s) on which the debt securities will be listed, if any;
●	whether any underwriter(s) will act as market maker(s) for the debt securities;
●	extent to which a secondary market for the debt securities is expected to develop;
●	provisions relating to defeasance;
●	provisions relating to satisfaction and discharge of the indenture;
●	any restrictions or conditions on the transferability of the debt securities;
●	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
●	any addition or change in the provisions related to compensation and reimbursement of the trustee;
●	provisions, if any, granting special rights to holders upon the occurrence of specified events;
●	whether the debt securities will be secured or unsecured, and, if secured, the terms upon which the debt securities will be secured and any other additions or changes relating to such security; and
●	any other terms of the debt securities that are not inconsistent with the provisions of the Trust Indenture Act of 1939 (but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

One or more series of debt securities may be sold as “original issue discount” securities. These debt securities would be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

Subject to the limitations provided in any indenture and in a prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Governing Law

All debt securities, including debt securities issued pursuant to an indenture, shall be construed in accordance with and governed by the laws of the state of New York. To the extent we issue securities pursuant to an indenture, such indenture will be governed by the laws of the state of New York.

Description of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive any dividends or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent upon exercise.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue or series of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Description of Units

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation provides for indemnification of our officers and directors to the extent permitted by Delaware law, which generally permits indemnification for actions taken by officers or directors as our representatives if the officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation.

As permitted under Delaware law, our By-laws contain a provision indemnifying directors against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with an action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

The separation and distribution agreement that we have entered into with Integrated BioPharma provides for indemnification by us of Integrated BioPharma and its directors, officers and employees for some liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934 in connection with the distribution, and a mutual indemnification of each other for product liability claims arising from their respective businesses, and also requires that we indemnify Integrated BioPharma for various liabilities of iBio, and for any tax that may be imposed with respect to the distribution and which result from our actions or omissions in that regard.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The legality of the securities offered hereby has been passed on for us by Andrew Abramowitz, PLLC, New York, New York.

EXPERTS

The consolidated financial statements of iBio, Inc. and Subsidiaries as of June 30, 2019 and 2018, and for the years then ended, incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been so included in reliance on the audit report, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, of CohnReznick LLP, an independent registered public accounting firm, incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, given the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You can inspect and copy these reports, proxy statements and other information without charge at the public reference facilities of the SEC at the SEC’s Public Reference Room located at the SEC’s principal office at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of this public reference room by calling 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and state the address of that site (http://www.sec.gov). The Registration Statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering Analysis and Retrieval system and is available to the public from the SEC’s web site at http://www.sec.gov.

We also make our annual, quarterly and current reports, proxy statements and other information free of charge on our investor website, https://ir.ibioinc.com/sec-filings, as soon as reasonably practicable after we electronically file these materials with, or furnish them to, the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible at https://ir.ibioinc.com/.

DOCUMENTS INCORPORATED BY REFERENCE

 The SEC allows us to “incorporate by reference” the information that we have filed with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC. The information incorporated by reference is considered to be part of this prospectus except for any information that is superseded by other information that is included in this prospectus.

This filing incorporates by reference the following documents, which we have previously filed with the SEC pursuant to the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the year ended June 30, 2019 (Commission File No. 001-35023).
•	Current Reports on Form 8-K filed with the SEC on October 11, 2019, October 22, 2019, October 28, 2019, October 28, 2019, October 29, 2019, December 13, 2019, January 9, 2020, January 16, 2020, February 6, 2020, February 21, 2020 and February 25, 2020 (Commission File No. 001-35023).
•	Quarterly Reports on Form 10-Q filed with the SEC on November 14, 2019 and February 14, 2020 (Commission File No. 001-35023).
•	Preliminary Proxy Statement on Schedule 14A filed with the SEC on January 13, 2020 (Commission File No. 001-35023).
•	Final Proxy Statement on Schedule 14A filed with the SEC on January 23, 2020 and February 6, 2020 (Commission File No. 001-35023).
•	The description of our common stock, par value $0.001 per share, included under the caption “Description of Securities” in the Prospectus forming a part of Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed with the SEC on October 24, 2019 (File No. 333-233504).

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the reports or documents incorporated by reference in this prospectus, but not delivered with this prospectus. Any request may be made by writing or telephoning us at the following address or telephone number:

iBio, Inc.

Attention: Investor Relations

600 Madison Avenue, Suite 1601

New York, NY 10022

302-355-9452

ir@ibioinc.com

You may also access the documents incorporated by reference into this prospectus at our website address at https://ir.ibioinc.com/sec-filings. The other information and content contained on or linked from our website are not part of this

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

       , 2020

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses that will be paid by us in connection with the securities being registered. With the exception of the SEC registration fee, all amounts shown are estimates:

Registration Fees	$12,980
Federal Taxes
State Taxes
Legal Fees and Expenses
Printing and Engraving Expenses
Blue Sky Fees
Accounting Fees and Expenses	5,000
Miscellaneous
Total	$15,980

We will pay all expenses incurred in connection with the registration of the shares covered by this prospectus. Brokerage commissions, Underwriters’ fees, discounts and commissions and similar selling expenses, if any, attributable to the sale of the shares covered by the alternate prospectus will be borne by the selling stockholders.

Item 15.	Indemnification of Directors and Officers.

Our Certificate of Incorporation provides for indemnification of our officers and directors to the extent permitted by Delaware law, which generally permits indemnification for actions taken by officers or directors as our representatives if the officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. We have entered into indemnification agreements with our officers and directors to specify the terms of our indemnification obligations. In general, these indemnification agreements provide that we will:

•	indemnify our directors and officers to the fullest extent now permitted under current law and to the extent the law later is amended to increase the scope of permitted indemnification;

•	advance payment of expenses to a director or officer incurred in connection with an indemnifiable claim, subject to repayment if it is later determined that the director or officer was not entitled to be indemnified;

•	reimburse the director or officer for any expenses incurred by the director or officer in seeking to enforce the indemnification agreement; and

•	have the opportunity to participate in the defense of any indemnifiable claims against the director or officer.

As permitted under Delaware law, the By-laws contain a provision indemnifying directors against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with an action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of our Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

The separation and distribution agreement that we have entered into with Integrated BioPharma provides for indemnification by us of Integrated BioPharma and its directors, officers and employees for some liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934 in connection with the distribution, and a mutual indemnification of each other for product liability claims arising from their respective businesses, and also requires that we indemnify Integrated BioPharma for various liabilities of iBio, and for any tax that may be imposed with respect to the distribution and which result from our actions or omissions in that regard.

Item 16.	Exhibits and Financial Statement Schedules

Exhibits filed with this Registration Statement on Form S-3 or incorporated by reference from other filings are as follows:

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
1.2	Underwriting Agreement, dated November 29, 2017, by and between iBio, Inc. and Aegis Capital Corp. (1)
1.3	Amended and Restated Underwriting Agreement, dated November 30, 2017, between iBio, Inc. and Aegis Capital Corp. (2)
1.4	Underwriting Agreement, dated June 21, 2018, by and between iBio, Inc. and A.G.P./Alliance Global Partners (3)
1.5	Underwriting Agreement, dated October 25, 2019, by and between iBio, Inc. and A.G.P./Alliance Global Partners (4)
4.1	Certificate of Incorporation of the Company (5)
4.2	Certificate of Amendment of the Certificate of Incorporation of the Company (6)
4.3	First Amended and Restated Bylaws of the Company (7)
4.4	Certificate of Designation, Preferences and Rights of the iBio CMO Preferred Tracking Stock of iBio, Inc. (8)
4.5	Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of iBio, Inc. (9)
4.6	Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock of iBio, Inc. (9)
4.7	Certificate of Designation, Preferences and Rights of the Series C Convertible Preferred Stock of iBio, Inc. (4)
4.9	Form of Common Stock Certificate (10)
4.10	Registration Rights Agreement, dated July 24, 2017, between the Company and Lincoln Park Capital Fund, LLC (11)
4.11	Form of Series A Warrant to Purchase Common Stock (12)
4.12	Form of Series B Warrant to Purchase Common Stock (12)
4.13	Form of Amended and Restated Series B Warrant to Purchase Common Stock (13)
4.14	Certificate of Designation, Preferences and Rights of Preferred Stock**
4.15	Form of Warrant**
4.16	Form of Debt Security**
4.17	Form of Unit Agreement, including form of Unit**
5.1	Opinion of Andrew Abramowitz, PLLC*
23.1	Consent of Independent Registered Public Accounting Firm *
23.2	Included in Exhibit 5.1.*
24.1	Powers of Attorney (included on signature page to this Registration Statement)

(1)	Incorporated herein by reference to the Company’s Quarterly Report on Form 8-K filed with the SEC on November 29, 2017 (Commission File No. 001-35023).
(2)	Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 1, 2017 (Commission File No. 001-35023).
(3)	Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 22, 2018 (Commission File No. 001-35023).
(4)	Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 29, 2019 (Commission File No. 001-35023)
(5)	Incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 11, 2018 (Commission File No. 001-35023).
(6)	Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 8, 2018 (Commission File No. 001-35023).
(7)	Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 14, 2009 (Commission File No. 000-53125).
(8)	Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 24, 2017 (Commission File No. 001-35023)
(9)	Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 27, 2018 (Commission File No. 001-35023).
(10)	Incorporated herein by reference to the Company’s Form 10-12G filed with the SEC on July 11, 2008 (Commission File No. 000-53125)
(11)	Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 24, 2017 (Commission File No. 001-35023).
(12)	Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 28, 2019 (Commission File No. 001-35023)
(13)	Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2020 (Commission File No. 001-35023)
*	Filed herewith.
**	To be filed by amendment pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Exchange Act, if applicable, and incorporated herein by reference.

Item 17.	Undertakings.

(a) We hereby undertake:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of New York, State of New York, on February 27, 2020.

IBIO, INC.

By:	/s/ Robert B. Kay
Robert B. Kay
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of the Registrant, iBio, Inc., a Delaware corporation, hereby severally and individually constitute and appoint Robert B. Kay, Chief Executive Officer and James P. Mullaney, Chief Financial Officer, and each of them, as true and lawful attorneys in fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact, or any of them, may lawfully do or cause to be done by virtue of this appointment.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. Kay	Chief Executive Officer and Director (Principal Executive Officer)	February 27, 2020
Robert B. Kay

/s/ James P. Mullaney	Chief Financial Officer (Principal Financial and Accounting Officer)	February 27, 2020
James P. Mullaney

/s/ James T. Hill	Director	February 27, 2020
General James T. Hill (Ret.)

/s/ Glenn Chang	Director	February 27, 2020
Glenn Chang

/s/ John D. McKey, Jr.	Director	February 27, 2020
John D. McKey, Jr.

/s/ Philip K. Russell, M.D.	Director	February 27, 2020
Philip K. Russell, M.D.

/s/ Seymour Flug	Director	February 27, 2020
Seymour Flug

/s/ Tom Isett	Director	February 27, 2020
Tom Isett

II-4